As filed with the Securities and Exchange Commission on December __, 2006.
================================================================================


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                  -------------
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                  -------------
                           SUSSER HOLDINGS CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)


             DELAWARE                                            01-0864257
   (State or Other Jurisdiction                               (I.R.S. Employer
of Incorporation or Organization)                            Identification No.)


                             4433 BALDWIN BOULEVARD
                           CORPUS CHRISTI, TEXAS 78408
                                 (361) 884-2463
                   (Address, including zip code, and telephone
              number, including area code of registrant's principal
                               executive offices)


             SUSSER HOLDINGS CORPORATION 2006 EQUITY INCENTIVE PLAN
                            (Full Title of the Plan)


                                  SAM L. SUSSER
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                           SUSSER HOLDINGS CORPORATION
                             4433 BALDWIN BOULEVARD
                              CORPUS CHRISTI, TEXAS
                                 (361) 884-2463
                   (Address, including zip code, and telephone
              number, including area code of registrant's principal
                               executive offices)

                                    Copies to
                             ----------------------
        W. STUART OGG, ESQ.                      E.V. BONNER, JR., ESQ.
    WEIL, GOTSHAL & MANGES LLP           EXECUTIVE VICE PRESIDENT, SECRETARY AND
   200 CRESCENT COURT, SUITE 300                     GENERAL COUNSEL
        DALLAS, TEXAS 75201                    SUSSER HOLDINGS CORPORATION
      TELEPHONE: 214-746-7700                    4433 BALDWIN BOULEVARD
      FACSIMILE: 214-746-7777                  CORPUS CHRISTI, TEXAS 78408
                                                TELEPHONE: (361) 884-2463
                                                FACSIMILE: (361) 693-3725
                             ----------------------

                         CALCULATION OF REGISTRATION FEE

====================   =============   ================   ================   ================
Title of Securities     Amount to be   Proposed Maximum   Proposed Maximum      Amount of
to be Registered (1)   Registered(2)    Offering Price       Aggregate       Registration Fee
                                          Per Share        Offering Price
--------------------   -------------   ----------------   ----------------   ----------------
   common stock,        1,228,291(4)      $16.07(3)        $19,738,636(3)       $2,112.03
  $0.01 par value
--------------------   -------------   ----------------   ----------------   ----------------
   common stock,
  $0.01 par value       1,408,986(5)      $19.33(6)        $27,235,699(6)       $2,914.22
--------------------   -------------   ----------------   ----------------   ----------------
       Total             2,637,277          $17.81          $46,974,335        $5,026.25(7)
--------------------   -------------   ----------------   ----------------   ----------------

====================   =============   ================   ================   ================

(1) This securities to be registered include options and rights to acquire Common Stock.

(2) Pursuant to Rule 416(a), this Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Registrant's 2006 Equity Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration which results in an increase in the number of outstanding shares of Common Stock.

(3) Calculated solely for the purpose of determining the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended, based upon on the exercise price with respect to options issued.

(4) Represents shares subject to options outstanding as of the date of this Registration Statement.

(5) Represents shares available for grant, but not yet granted as of the date of this Registration Statement, under the Registrant's 2006 Equity Incentive Plan.

(6) Estimated pursuant to Rule 457(h) under the Securities Act of 1933, as amended, based on the average of the high and low prices of the Registrants common stock as reported on The NASDAQ Global Market on December 6, 2006.

(7) Pursuant to Rule 457(p), $5,350 that was previously paid by Susser Holdings, L.L.C. and Susser Finance Corporation, both indirect wholly-owned subsidiaries of the registrant, for unsold amounts under their Registration Statement on Form S-4 (Registration No. 333-137406), initially filed on September 18, 2006, are used hereby to offset the total registration fee due hereunder.

================================================================================

                                     PART I


              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


ITEM 1. Plan Information.*


ITEM 2. Registrant Information and Employee Plan Annual Information.*


* The documents containing the information specified in this Part I (plan information and registration information and employee plan annual information) will be sent or given to employees as specified by the Securities and Exchange Commission (the "Commission") pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not required to be and are not filed with the Commission either as part of this registration statement (this "Registration Statement") or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of
Section 10(a) of the Securities Act. The Registrant will provide a written statement to participants advising them of the availability without charge, upon written or oral request, of the documents incorporated by reference in Item 3 of
Part II hereof and including the statement in the preceding sentence. The written statement to all participants will indicate the availability without charge, upon written or oral request, of other documents required to be delivered pursuant to Rule 428(b), and will include the address and telephone number to which the request is to be directed.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE.

          The following documents are incorporated herein by reference:

          o The prospectus filed pursuant to Rule 424(b) of the Securities Act (File No. 333-134033) filed with the Securities Exchange Commission on October 20, 2006.

          o    Our Current Report on Form 8-K filed on October 27, 2006.

          o    Our Current Report on Form 8-K filed on November 13, 2006.

          o    Our Quarterly Report on Form 10-Q filed on November 15, 2006.

          o    Our Current Report on Form 8-K filed on November 16, 2006.

          o    Our Current Report on Form 8-K filed on November 28, 2006.

          o The description of the Company's shares of Common Stock contained in Item 1 of the Registration Statement on Form 8-A (File No. 001-33084) filed with the Commission on October 13, 2006.

          All documents that we subsequently file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all of the shares of common stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.


ITEM 4.  DESCRIPTION OF SECURITIES.

          Not applicable.


ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Not applicable.

ITEM 6.    INDEMNIFICATION OF OFFICERS AND DIRECTORS.

          Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") empowers a Delaware corporation to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer or director of such corporation, or is or was serving at the request of such corporation as an officer, director, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. A Delaware corporation may indemnify past or present officers and directors of such corporation or of another corporation or other enterprise at the former corporation's request, in an action by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in defense of any action referred to above, or in defense of any claim, issue or matter therein, the corporation must indemnify such person against the expenses (including attorneys' fees) which such person actually and reasonably incurred in connection therewith. Section 145 further provides that any indemnification shall be made by the corporation only as authorized in each specific case upon a determination that indemnification of such person is proper because he has met the applicable standard of conduct (i) by the stockholders, (ii) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, (iii) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (iv) by independent legal counsel in a written opinion, if there are no such disinterested directors, or if such disinterested directors so direct. Section 145 further provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

          We have obtained an insurance policy providing for indemnification of officers and directors of the corporation and certain other persons against liabilities and expenses incurred by any of them in certain stated proceedings and under certain stated conditions.

          The certificate of incorporation of Susser Holdings Corporation provides that indemnification shall be to the fullest extent permitted by the Delaware General Corporation Law for all current or former directors or officers of Susser Holdings Corporation. As permitted by the Delaware General Corporation Law, the certificate of incorporation provides that current or former directors of Susser Holdings Corporation shall have no personal liability to Susser Holdings Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except (1) for any breach of the director's duty of loyalty to Susser Holdings Corporation or its stockholders, (2) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the Delaware General Corporation Law or (4) for any transaction from which a director derived an improper personal benefit.

ITEM 7.    EXEMPTION FROM REGISTRATION CLAIMED.

          Not applicable.

ITEM 8.    EXHIBITS.

          5.1      Opinion of Weil, Gotshal & Manges LLP*

          10.2     Susser Holdings Corporation 2006 Equity Incentive Plan (1)

          10.23 Susser Holdings Corporation 2006 Equity Incentive Plan Form of Converted Stock Option Agreement (1)

          10.24 Susser Holdings Corporation 2006 Equity Incentive Plan Form of Stock Option Agreement (1)

          23.1     Consent of Ernst & Young LLP*

          23.2     Consent of Weil, Gotshal & Manges LLP (included in
                   Exhibit 5.1)

          24.1     Power of Attorney (included on signature page)


----------------------
*Filed herewith

(1) Incorporated herein by reference to the identically numbered exhibit to our Registration Statement on Form S-1/A (File No. 333-134033) filed with the Commission on July 20, 2006.

ITEM 9.    UNDERTAKINGS.


The undersigned Registrant, Susser Holdings Corporation, hereby undertakes:


          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Sections 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;


          (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;


          (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and


          (4) that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Sections 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Corpus Christi, State of Texas, on December 7, 2006.

                                        SUSSER HOLDINGS CORPORATION

                                        By:  /s/  Sam L. Susser
                                             ----------------------------------
                                             Sam L. Susser, President and Chief
                                             Executive Officer

                                POWER OF ATTORNEY

          The undersigned directors and officers of Susser Holdings Corporation hereby constitute and appoint Sam L. Susser, E.V. Bonner, Jr. and Mary E. Sullivan, each with full power to act and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact and agents with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this Registration Statement and to file the same, with all exhibits and other documents relating thereto and any registration statement relating to any offering made pursuant to this Registration Statement that is to be effective upon filing pursuant to Rule 462 under the Securities Act with the Securities and Exchange Commission and hereby ratify and confirm all that such attorney-in-fact or his substitute shall lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on December 7, 2006:

               NAME                  TITLE


/s/  Bruce W. Krysiak
----------------------------------
         Bruce W. Krysiak            Non Executive Chairman of the Board of
                                     Directors

/s/  Sam L. Susser
----------------------------------
          Sam L. Susser              President, Chief Executive Officer and
                                     Director (Principal Executive Officer)

/s/  Mary E. Sullivan
----------------------------------
         Mary E. Sullivan            Executive Vice President and Chief
                                     Financial Officer (Principal Financial
                                     Officer and Principal Accounting Officer)

/s/  William F. Dawson, Jr.
----------------------------------
      William F. Dawson, Jr.         Director

/s/  Armand S. Shapiro
----------------------------------
        Armand S. Shapiro            Director

/s/  Sam J. Susser
----------------------------------
          Sam J. Susser              Director

/s/  Jerry E. Thompson
----------------------------------
        Jerry E. Thompson            Director

                                  EXHIBIT INDEX


EXHIBIT NO.       DESCRIPTION

5.1       Opinion of Weil, Gotshal & Manges LLP*

10.2      Susser Holdings Corporation 2006 Equity Incentive Plan (1)

10.23 Susser Holdings Corporation 2006 Equity Incentive Plan Form of Converted Stock Option Agreement (1)

10.24 Susser Holdings Corporation 2006 Equity Incentive Plan Form of Stock Option Agreement (1)

23.1      Consent of Ernst & Young LLP*

3.5       Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5.1)

24.1      Power of Attorney (included on signature page)


--------------------------
*Filed herewith

(1) Incorporated herein by reference to the identically numbered exhibit to our Registration Statement on Form S-1/A (File No. 333-134033) filed with the Commission on July 20, 2006.